EXHIBIT 15 - LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION




Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  10549

Commissioners:

We are aware that our report dated August 5, 1999, on our reviews of interim financial information of ITI Technologies, Inc. for the three and six-month periods ended June 30, 1999 and 1998, and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1999, is incorporated by reference in the registration statements of ITI Technologies, Inc. on Form S-8 (Registrations Nos. 33-89826, 333-08943, 333-08945, 333-23751 and 333-58257).


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
August 10, 1999



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